FIRST SUPPLEMENT DATED OCTOBER 17, 2000 TO THE

                 CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DATED

                                SEPTEMBER 5, 2000

            FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP I - UTAH I

                  Fayetteville Lithotripters Limited Partnership - Utah I, a Utah limited partnership (the "Partnership"), by this First Supplement hereby amends and supplements its Confidential Private Placement Memorandum of September 5, 2000 (the "Memorandum"). Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this First Supplement.

Extension of the Offering

                  Pursuant to the authority given to the General Partner in the Memorandum, the General Partner hereby elects to extend the offering termination date to April 13, 2001 (or earlier in the discretion of the General Partner, upon the sale of all Units as provided in the Memorandum).